Exhibit 99.1

Kopin Provides Business Update and Third Quarter 2017 Operating Results

  Strong Military Growth in Third Quarter; Expected to Continue into Q4
  On track for 70% Revenue Growth in Second Half of 2017
  Five New AR/VR Headsets with Key Kopin Components to be Introduced at CES

WESTBOROUGH, Mass.--(BUSINESS WIRE)--November 7, 2017--Kopin Corporation (NASDAQ:KOPN), a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the third quarter ended September 30, 2017.

“We continued making rapid progress in the third quarter on many fronts,” said Dr. John C. C. Fan, CEO of Kopin Corporation. “With regard to our Lightning™ OLED displays and related optics, we have drawn strong interest from many tier-one global companies and the military, and we have already received development orders. Even as we continue to further enhance our Lightning OLED performance, we have made significant progress in establishing production readiness for our OLED microdisplays and we expect to have production in the first quarter of 2018. At the same time, our joint venture with BOE and Olightek is on schedule, and we expect to break ground shortly on the world’s largest OLED on Si factory, located in Kunming, China.

”We took another step to expand our microdisplay leadership with the recent introduction of the Brillian LCD microdisplay product line. This new generation of liquid crystal display (LCDs) incorporates advanced designs and processing techniques which dramatically increase performance over current LCDs. The Brillian offers brightness levels only possible with our LCD which is critical for many AR applications, especially in military and enterprise.

”Our military business was strong in the third quarter of 2017, more than doubling over the period year. The increase was primarily driven by revenues for our VR optical system for simulation and training headsets along with shipments for the F-35 Strike fighter program.

“In our consumer business, Solos is in final preparation phase with our manufacturing partner Goertek, and we expect to launch it at CES in January and begin shipping in the first quarter of 2018. This second generation of Solos will showcase much of Kopin’s most exciting new technology, including WhisperTM audio technology and our PupilTM optics, along with many other new features. We have made great progress with our Whisper technology and will be demonstrating its mid-field and far-field capabilities at CES 2018.

“In summary, our military business is ramping with enterprise and consumer headsets scheduled for release shortly. Our product plans are in place and we have $77 million to fund our strategy,” concluded Dr. Fan.

Third Quarter Financial Results

Total revenues for the third quarter ended September 30, 2017 were $6.1 million, compared with $5.8 million for the third quarter ended September 24, 2016.

Research and development (R&D) expenses for the third quarter of 2017 were $5.3 million compared to $4.1 million for the third quarter of 2016.

Selling, general and administrative (SG&A) expenses were $5.3 million for the third quarter of 2017 compared to $4.0 million for the third quarter of 2016, reflecting incremental SG&A expense of $0.5 million from the Company’s acquisition of NVIS, which was completed in the first quarter of 2017 and an increase in stock compensation. The incremental SG&A from NVIS for the three months ended September 30, 2017 primarily relates to the amortization of intangibles resulting from the acquisition.

Net loss attributable to controlling interest for the third quarter of 2017 was $8.2 million, or $0.11 per share, compared with net loss of $8.1 million, or $0.13 per share, for the third quarter of 2016.

During the third quarter of 2017 we had 7 patents granted and filed for 2 new applications. Overall we have over 300 patents and patents pending, almost all of which are related to wearable applications.

As of September 30, 2017 Kopin had approximately $77.3 million in cash equivalents and marketable securities, and no long term debt.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended September 30, 2017, for final disposition.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to our belief that we expected military revenue strength in the fourth quarter; that revenue in the second half of 2017 is on track to increase 70% as compared to the first half of 2017; we plan to have OLED production in the first quarter of 2018; our expectation to launch Solos 2 at CES in January and begin shipping in the first quarter of 2018; our expectation that we will be demonstrating our Whisper technology’s mid-field and far-field capabilities at CES 2018; and our belief that our military business is ramping with enterprise and consumer headsets scheduled for release shortly. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: Our military revenues may not be strong in the fourth quarter; our revenues may not grow in the second half of 2017;we may not be able to demonstrate any products at CES for a variety of reasons; our Solos 2 may not be introduced; the Solos 2 may not gain market acceptance; our Brillian LCD technology may not be introduced; the Brillian LCD may not gain market acceptance; our military programs may not continue to ramp and they may be delayed, cancelled or not funded; our revenue momentum may stop; our revenues may decline for a variety of reasons including, but not limited to, lack of market acceptance, production issues, material supply issues and pricing issues; our Whisper Chip may not work for far field applications; our Whisper Chip may not achieve market acceptance; we may have insufficient funds to monetize and/or commercialize our investment; we may not be well positioned as the VR and AR markets begin to accelerate; our progress may not lead to the growth of the AR and VR markets; the AR and VR markets may take longer to develop than we anticipate; there may be no demand for our AR and VR products; and other risk factors and cautionary statements listed in Kopin’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 31, 2016, and Kopin’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Kopin and only as of the date on which they are made. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this release.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Nine Months Ended

	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Display Revenues by Category (in millions)
Consumer Applications	$1.3	$1.5	$2.8	$5.9
Military Applications	2.9	1.2	6.1	3.6
Industrial Applications	1.1	2.4	4.3	4.6
Other Applications	0.3	0.4	1.3	1.5
Research and Development	0.5	0.3	1.9	0.7
Total	$6.1	$5.8	$16.4	$16.3

Stock-Based Compensation Expense
Cost of component revenues	$143,000	$136,000	$406,000	$426,000
Research and development	203,000	129,000	616,000	378,000
Selling, general and administrative	676,000	263,000	1,968,000	675,000
	$1,022,000	$528,000	$2,990,000	$1,479,000

Other Financial Information
Depreciation and amortization	$736,000	$298,000	$1,878,000	$950,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Revenues:
Net product revenues	$5,589,402	$5,522,584	$14,501,945	$15,597,247
Research and development revenues	549,765	272,222	1,942,819	671,972
	6,139,167	5,794,806	16,444,764	16,269,219
Expenses:
Cost of product revenues	4,144,884	4,573,581	11,379,467	13,856,469
Research and development	5,253,860	4,123,268	14,213,950	12,282,620
Selling, general and administrative	5,344,999	3,980,605	16,186,946	12,023,717
Gain on sale of property and plant	-	-	-	(7,700,522)
	14,743,743	12,677,454	41,780,363	30,462,284

Loss from operations	(8,604,576)	(6,882,648)	(25,335,599)	(14,193,065)

Other income (expense), net	306,437	(1,190,438)	691,042	(1,465,535)

Loss before (provision) benefit for income taxes and net loss	(8,298,139)	(8,073,086)	(24,644,557)	(15,658,600)
(income) from noncontrolling interest

(Provision) benefit for income taxes	(4,500)	(114,000)	1,141,500	(2,218,000)

Net loss	(8,302,639)	(8,187,086)	(23,503,057)	(17,876,600)

Net loss (income) attributable to noncontrolling interest	55,217	69,782	65,223	(367,640)

Net loss attributable to the controlling interest	$(8,247,422)	$(8,117,304)	$(23,437,834)	$(18,244,240)

Net loss per share:
Basic and diluted	$(0.11)	$(0.13)	$(0.34)	$(0.29)

Weighted average number of common shares outstanding:
Basic and diluted	72,187,688	64,047,852	69,117,640	64,012,490

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and marketable securities	$77,337,464	$77,197,896
Accounts receivable, net	2,147,686	1,699,195
Inventory	5,949,010	3,302,112
Prepaid and other current assets	1,256,409	1,194,901

Total current assets	86,690,569	83,394,104

Land, equipment and improvements, net	3,660,925	2,976,006
Goodwill and intangible assets	3,733,123	844,023
Other assets	968,083	618,139

Total assets	$95,052,700	$87,832,272

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,965,760	$4,355,462
Accrued expenses	8,857,185	5,457,484
Deferred income taxes	2,606,312	2,571,000
Billings in excess of revenue earned	728,281	981,761

Total current liabilities	16,157,538	13,365,707

Lease commitments	268,068	246,922

Total Kopin Corporation stockholders' equity	78,564,797	74,077,686
Noncontrolling interest	62,297	141,957
Total stockholders' equity	78,627,094	74,219,643
Total liabilities and stockholders' equity	$95,052,700	$87,832,272

CONTACT:
Kopin Corporation
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com